Exhibit 99.1

For immediate release	August 7, 2017

Crown Crafts Transforms Its Online Business with Acquisition of Internet Retailer, Carousel Designs

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (“Crown Crafts” or the “Company”) today announced that it has acquired the assets and business of Carousel Designs, LLC, based in Douglasville, Georgia, in a strategic transaction that immediately transforms the Company’s online presence, providing a major sales channel for the Company and enhancing its direct-to-consumer business.

Carousel Designs, a manufacturer and online retailer of premium infant, toddler/kids’ bedding and nursery décor, specializes in original and custom-designed baby bedding sold directly to consumers through its babybedding.com website. The site allows consumers to choose from among more than 100 distinctive baby bedding collections, or create their own customized products using the exclusive Nursery Designer® tool.

“We believe this business will be a strong complement to our existing market leadership position as a designer, marketer and distributor of licensed and branded infant and toddler bedding products,” commented E. Randall Chestnut, Chairman, President and Chief Executive Officer of the Company. “By expanding our online and direct-to-consumer sales, we will further diversify our customer base and gain new growth opportunities in the online retail channel,” Chestnut continued.

The transaction closed on August 4, 2017 and includes a purchase price of $8.8 million in cash plus the assumption of certain liabilities. Crown Crafts funded the acquisition with cash on hand. Carousel Designs will be operated as a wholly-owned subsidiary of the Company and is expected to be immediately accretive to earnings. Carousel Designs recorded net revenue of $7.7 million for the trailing 12-month period ended May 31, 2017. Jonathan Hartley and Allan Sicat, Chief Executive Officer and President of Carousel Designs, respectively, will remain in those same positions for the new subsidiary of Crown Crafts.

“Our goal at Carousel Designs has always been to provide expectant moms with the absolute best experience in decorating their baby’s first room,” Hartley said. “As part of Crown Crafts, we will be able to offer an even wider range of design possibilities and products for our customers, and we will continue to proudly manufacture products in the United States,” Hartley continued.

Expecting parents can visit www.babybedding.com and use the interactive Nursery Designer® tool to visualize how different designs would look in their nursery by trying out different components of the many available bedding and accessory choices. Hartley and Sicat were inspired to create Nursery Designer® when they saw how much their wives, both expecting their first babies, enjoyed spending time in the design studio, experimenting with fabrics and creating custom crib bedding for their nurseries. They set out to develop a company that could provide that same experience for any online customer.

In addition to Nursery Designer®, Carousel Designs developed an innovative production process that gives it the ability to offer custom design on a larger scale while supporting a huge selection of fabrics, all without compromising quality and attention to detail. Its proprietary technology and workflows enable the production of customized products.

“We are extremely proud of the product and industry innovations Carousel Designs has made in the last several years,” Sicat said. “Our ability to integrate modern technology with traditional manufacturing is our trademark in the industry, and this move will enable us to reach an even broader range of customers. We are thrilled to be a part of Crown Crafts and look forward to future growth with this team,” continued Sicat.

According to a report prepared by IBISWorld, the U.S. online baby products market has grown an estimated 11.8% annually since 2011 and reached an estimated $6.2 billion in 2016. Over the next five years, the market is projected to grow 7.3% annually to $8.8 billion, fueled by the rising acceptance and convenience of online shopping and the recovery of disposable incomes. With the acquisition of Carousel Designs and its expertise in design, production and sales, and its trusted brand known for providing premium and eco-friendly products, Crown Crafts will be well positioned to capitalize on these market trends.

Chestnut added, “Carousel Designs has built a unique business and an incredibly popular website that creates great value for consumers who want to design their own personalized look for their baby’s nursery. We believe it will be an outstanding addition to Crown Crafts, and we will continue to look for acquisitions that complement our business and offer new opportunities for strategic growth.”

Conference Call

As previously announced, the Company intends to release the results of its operations for the first quarter of fiscal year 2018 before the market opens on Thursday, August 10, 2017. Mr. Chestnut and Olivia W. Elliott, Vice President and Chief Financial Officer, will host a teleconference at 1:00 p.m. Central Daylight Time on that day to discuss the Company’s results and its acquisition of Carousel Designs and to answer appropriate questions.

To join the teleconference, dial (844) 861-5504 and ask to be joined into the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. Central Daylight Time on August 17, 2017. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 10110847.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding; blankets; nursery accessories; room décor; burp cloths; bathing accessories; reusable and disposable bibs; and disposable placemats, floor mats, toilet seat covers and changing mats. The Company’s operating subsidiaries consist of Crown Crafts Infant Products, Inc. in California and Hamco, Inc. in Louisiana, and now Carousel Designs, LLC in Georgia. Crown Crafts is among America’s largest producers of infant bedding, toddler bedding and bibs. The Company’s products include licensed and branded collections, as well as exclusive private label programs for certain of its customers. The Company’s website is www.crowncrafts.com.

About Carousel Designs

Georgia-based Carousel Designs, a contemporary and trend-setting leader in the baby bedding industry, was founded in 1988. For more than 29 years, Carousel Designs has manufactured high quality baby bedding, toddler/kids’ bedding, and nursery décor. Carousel Designs allows parents to design and create their own virtual nursery online with their Nursery Designer®, a unique, interactive design tool. The company also offers more than 100 pre-designed crib bedding collections and thousands of custom and personalized nursery bedding and décor combinations. Products are sold online at www.babybedding.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, the inability of the Company to achieve the anticipated benefits of the Carousel Designs acquisition or to successfully integrate the acquired business, or to do so within the expected timeframes; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers and suppliers) may be greater than expected; competitive pressures on product pricing and services; general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products; changing competition; changes in the retail environment; the level, timing and pricing of future orders from the Company’s customers; the extent to which the Company’s business is concentrated in a small number of customers; the Company’s dependence upon third-party suppliers, including some located in foreign countries; customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business; disruptions to transportation systems or shipping lanes used by the Company or its suppliers; and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Olivia W. Elliott

Vice President and Chief Financial Officer

(225) 647-9124

oelliott@crowncrafts.com